Filed Pursuant to Rule 433

Registration No: 333-134553

Final Terms and Conditions, June 26, 2008	Telephone: +1 212 526 6583

Aussie Bull Notes
100% Principal Protected at Maturity

Lehman Brothers Holdings Inc. has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus dated May 30, 2006, the prospectus supplement dated May 30, 2006 for its Medium Term Notes, Series I, and other documents Lehman Brothers Holdings Inc. has filed with the SEC for more complete information about Lehman Brothers Holdings Inc. and this offering.  Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus for complete details.  You may get these documents and other documents Lehman Brothers Holdings Inc. has filed for free by searching the SEC online database (EDGAR®) at www.sec.gov with “Lehman Brothers Holdings Inc.” as a search term. You may also access the prospectus and Series I MTN prospectus supplement on the SEC web site as follows:

Series I MTN prospectus supplement dated May 30, 2006:

http://www.sec.gov/Archives/edgar/data/806085/000104746906007785/a2170815z424b2.htm

Prospectus dated May 30, 2006:
http://www.sec.gov/Archives/edgar/data/806085/000104746906007771/a2165526zs-3asr.htm

Alternatively, Lehman Brothers Inc. will arrange to send you the prospectus, Series I MTN prospectus supplement and final pricing supplement (when completed) if you request it by calling your Lehman Brothers sales representative or 1-888-603-5847.

BASIC TERMS
Issuer:	Lehman Brothers Holdings Inc.
Ratings:	(A/A1/A+)(1)
Principal Amount:	$2,000,000.00
CUSIP:	5252M0GG6
Trade Date:	June 26, 2008
Issue Date:	June 27, 2008
Valuation Date:

June 20, 2012, or if such day is not a Valuation Business Day, the immediately preceding Valuation Business Day; provided that, upon the occurrence of a Disruption Event with respect to a Basket Component, the Valuation Date for the affected Basket Component may be postponed (as described below under “Disruption Events” below)

Maturity Date:	June 27, 2012, or if such date is not a Business Day, the immediately succeeding Business Day
Issue Price:	100%
Interest:	The notes do not bear interest.
Redemption Amount:	A single U.S. dollar payment on the Maturity Date equal to the principal amount of each note plus the Additional Amount, if any.

(1)

Lehman Brothers Holdings Inc. is rated A by Standard & Poor’s, A1 by Moody’s and A+ by Fitch. A credit rating reflects the creditworthiness of Lehman Brothers Holdings Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

Additional Amount:	A single U.S. dollar amount equal to the principal amount of each note multiplied by:

	Basket Return	If the Basket Return is greater than zero

	0.0%	If the Basket Return is less than or equal to zero
Basket Return:	Weighted Index Return + Weighted Currency Return + Weighted Copper Return + Weighted Aluminum Return
TERMS RELATING TO THE WEIGHTED INDEX RETURN:
Reference Index:	S&P®/ASX 200 Index
Index Level:	The daily closing level of the Reference Index, as determined and published by the Index Sponsor (subject to the occurrence of a Disruption Event).
Initial Index Level:	5,307, which is the Index Level on the Trade Date
Final Index Level:	The Index Level on the Valuation Date (subject to the occurrence of a Disruption Event)
Index Sponsor:	Standard & Poor’s Australian Index Committee
Weighted Index Return:	Index Weight × Index Return
Index Weight:	33.34%
Index Return:	Final Index Level – Initial Index Level
Initial Index Level

expressed as a percentage
TERMS RELATING TO THE WEIGHTED CURRENCY RETURN:
Reference Currency:	Australian Dollar (“AUD”)
Reference Exchange Rate:	The spot exchange rate for the Reference Currency quoted against the U.S. dollar (“USD”) expressed as number of USD per unit of the Reference Currency.
Initial Currency Rate:	0.9573, which is the Reference Exchange Rate on the Trade Date, observed in accordance with the Settlement Rate Option.
Settlement Rate:	The Reference Exchange Rate on the Valuation Date, observed in accordance with the Settlement Rate Option (subject to the occurrence of a Disruption Event).
Weighted Currency Return:	Currency Weight × Currency Return
Currency Weight:	33.34%
Currency Return:	Settlement Rate – Initial Currency Rate
Settlement Rate

expressed as a percentage

Settlement Rate Option:

The USD/AUD official fixing rate, expressed as the amount of USD per one AUD, as published by the WM Company and appearing immediately under the caption ‘‘Bid/Ask’’ on the Reuters page USDAUDFIXM=WM (as substitute for 1FEE) to the right of “AUD” at approximately 4:00 p.m., London time.

TERMS RELATING TO THE WEIGHTED ALUMINUM RETURN:
Aluminum:	High Grade Primary Aluminum
Aluminum Price:

The official settlement price of Aluminum for cash delivery, expressed as the U.S. dollar price per metric ton of Aluminum, as made public by the Relevant Exchange for Aluminum (subject to the occurrence of a Disruption Event).

Initial Aluminum Price:	3,024.50, which is the Aluminum Price on the Trade Date
Final Aluminum Price:	The Aluminum Price on the Valuation Date.
Weighted Aluminum Return:	(Aluminum Weight × Aluminum Return)
Aluminum Weight:	16.66%
Aluminum Return:	Final Aluminum Price – Initial Aluminum Price
Initial Aluminum Price

expressed as a percentage
TERMS RELATING TO THE WEIGHTED COPPER RETURN:
Copper:	Copper — Grade A

(Aluminum and Copper together, the “Reference Commodities” and each a “Reference Commodity”)
Copper Price:

The official settlement price of Copper for cash delivery, expressed as the U.S. dollar price per metric ton of Copper, as made public by the Relevant Commodity Exchange for Copper (subject to the occurrence of a Disruption Event).

Initial Copper Price:	8,551.00, which is the Copper Price on the Trade Date
Final Copper Price:	The Copper Price on the Valuation Date.
Weighted Copper Return:	(Copper Weight × Copper Return)
Copper Weight:	16.66%
Copper Return:	Final Copper Price – Initial Copper Price
Initial Copper Price

expressed as a percentage
ADDITIONAL TERMS:
Relevant Commodity Exchange:

For each Reference Commodity, the exchange set forth opposite such Reference Commodity below, or its successor, or if the exchange set forth below is no longer the principal exchange or trading market for a Reference Commodity or options or futures contracts for such Reference Commodity, such other exchange or principal trading market for the relevant Reference Com-

modity as determined in good faith by the Calculation Agent which serves as the source of prices for that Reference Commodity, and any principal exchanges where options or futures contracts on that Reference Commodity are traded.

	Reference Commodity	Relevant Commodity Exchange
	Aluminum	London Metal Exchange (“LME”)

	Copper	LME
Disruption Events:

If a Disruption Event relating to one or more of the Reference Index, the Reference Currency or the Reference Commodities (with respect to a Commodity Disruption Event identified in clauses (A), (B) or (C) below) is in effect on the scheduled Valuation Date, the Calculation Agent will calculate the Basket Return using:

•

If the Reference Index, the Reference Currency or a Reference Commodity did not suffer a Disruption Event on the scheduled Valuation Date, the Final Index Level, the Settlement Rate, the Final Copper Price or the Final Aluminum Price, as applicable, on the scheduled Valuation Date, and

•

If any or all of the Reference Index, the Reference Currency or a Reference Commodity did suffer a Disruption Event on the scheduled Valuation Date, the Final Index Level, the Settlement Rate, the Final Copper Price and/or the Final Aluminum Price, as the case may be, on the immediately succeeding Scheduled Index Trading Day, scheduled Currency Business Day or scheduled Commodity Trading Day, as applicable, on which no Disruption Event occurs or is continuing with respect to the affected Reference Index, Reference Currency or Reference Commodity;

provided however that if a Disruption Event with respect to one or more of the Reference Index, the Reference Currency or a Reference Commodity has occurred or is continuing on each of the three Scheduled Index Trading Days, scheduled Currency Business Days or scheduled Commodity Trading Days, as applicable, following the scheduled Valuation Date, then (a) such third Scheduled Index Trading Day, scheduled Currency Business Day or scheduled Commodity Trading Day, as applicable, shall be deemed the Valuation Date for the affected Reference Index, Reference Currency or Reference Commodity, respectively; and (b) the Calculation Agent will determine, on such day, (i) in the case of the Reference Index, its good faith estimate of the Final Index Level, in accordance with the formula for and method of calculating the Index Level last in effect prior to commencement of the Index Disruption Event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such third Scheduled Index Trading Day of each security most recently included in the Reference Index, (ii) in the Case of the Reference Currency, the Settlement Rate in accordance with the “Fallback Rate Observation Methodology” (as defined under “Description of the Notes—Currency-Indexed Notes” in the Series I MTN prospectus supplement), or (iii) in the case of a Reference Commodity, the Final Copper Price or the Final Aluminum Price, as applicable, for the affected Reference Commodity in its sole and absolute discretion, taking into account the latest available quotation for the Final Copper Price or the Final Aluminum Price, as the case may be, for the affected Reference Commodity and any other information that in good faith it deems relevant.

If a Commodity Disruption Event identified in clauses (D) or (E) below relating to one or both of the Reference Commodities is in effect on the Valuation Date, the Calculation Agent will determine the Final Copper Price or the Final Aluminum Price, as applicable, for the affected Reference Commodity on the scheduled Valuation Date in its sole and absolute discretion, taking into account the latest available quotation for the Copper Price and/or the Aluminum Price, as the case may be, for the affected Reference Commodity and any other information that in good faith it deems relevant.

A “Disruption Event” means, for the Reference Index, an Index Disruption Event, for the Reference Currency, a Currency Disruption Event and for the Reference Commodities, a Commodity Disruption Event.

An “Index Disruption Event” means any of the following events, as determined in good faith by the Calculation Agent:

(A)

a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Reference Index (or the relevant successor index) on the Relevant Equity Exchanges (as defined below) for such securities at any time during the one hour period preceding the close of the principal trading session on such Relevant Equity Exchange;

(B)

a breakdown or failure in the price and trade reporting systems of the primary market of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Basket Index (or the relevant successor index) at any time during the one hour period preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(C)

a suspension, absence or material limitation of trading on any major securities exchange for trading in futures or options contracts or exchange traded funds related to a Basket Index (or the relevant successor index) at any time during the one hour period preceding the close of the principal trading session on such exchange; or

(D)	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

For the purpose of determining whether an Index Disruption Event exists at any time, if trading in a security included in the Reference Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Reference Index shall be based on a comparison of (i) the portion of the level of the Reference Index attributable to that security relative to, (ii) the overall level of the Basket Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether an Index Disruption Event exists at any time:

(1)

a limitation on the hours or number of days of trading will not constitute an Index Disruption Event if it results from an announced change in the regular business hours of the Relevant Equity Exchange;

(2)

limitations pursuant to the rules of any Relevant Equity Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent in its sole discretion) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(3) a suspension of trading in futures or options contracts on the Reference Index by the primary securities market trading in such contracts by reason of:

(i) a price change exceeding limits set by such exchange or market,

(ii) an imbalance of orders relating to such contracts, or

(iii)

a disparity in bid and ask quotes relating to such contracts, will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Reference Index; and

(4)

a suspension, absence or material limitation of trading on any Relevant Equity Exchange or on the primary market on which futures or options contracts related to the Reference Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

For purposes of the above, “Relevant Equity Exchange” for any security (or combination thereof then underlying the Reference Index or any successor index) means the primary organized exchange, quotation system (which includes bulletin board services) or other market of trading for such security then included in the Reference Index or any successor index.

A “Currency Disruption Event” means any of the following events, as determined in good faith by the Calculation Agent:

(A)

the occurrence and/or existence of an event on any day that has the effect of preventing or making impossible the delivery of USD from accounts inside the country for which the Reference Currency is the lawful currency (such jurisdiction with respect to such Reference Currency, the “Reference Currency Jurisdiction”) to accounts outside that Reference Currency Jurisdiction;

(B)	the occurrence of any event causing the Reference Exchange Rate for the Reference Currency to be split into dual or multiple currency exchange rates; or

(C)	the Settlement Rate being unavailable for the Reference Currency, or the occurrence of an event (i) in the Reference Currency Jurisdiction for that Reference Currency that materially disrupts the market for the Reference Currency or (ii) that generally makes it impossible to obtain the Settlement Rate for the Reference Currency, on the Valuation Date.

For purposes of the above, “scheduled Currency Business Day” means a day that is or, in the judgment of the Calculation Agent, should have been, a Currency Business Day.

A “Commodity Disruption Event” with respect to a Reference Commodity means any of the following events, as determined in good faith by the Calculation Agent:

(A)

the suspension of or material limitation on trading in the Reference Commodity or futures contracts or options related to the Reference Commodity, on the Relevant Commodity Exchange for that Reference Commodity;

(B)

either (i) the failure of trading to commence, or permanent discontinuance of trading, in the Reference Commodity, or futures contracts or options related to the Reference Commodity, on the Relevant Commodity Exchange for that Reference Commodity, or (ii) the disappearance of, or of trading in, the Reference Commodity;

(C)

the failure of the Relevant Commodity Exchange for the Reference Commodity to publish the official daily settlement price of the Reference Commodity for that day (or the information necessary for determining the settlement price);

	(D)	the occurrence since the Trade Date of a material change in the content, composition, or constitution of the Reference Commodity; or

	(E)	the occurrence since the Trade Date of a material change in the formula for or the method of calculating the settlement price of the Reference Commodity.

For the purpose of determining whether a Commodity Disruption Event for a Reference Commodity has occurred:

(1)

a limitation on the hours in a trading day and/or number of days of trading will not constitute a Commodity Disruption Event if it results from an announced change in the regular business hours of the Relevant Commodity Exchange for the Reference Commodity;

(2)

a suspension in trading in a Reference Commodity on the Relevant Commodity Exchange for that Reference Commodity (without taking into account any extended or after-hours trading session), by reason of a price change reflecting the maximum permitted price change from the previous trading day’s settlement price will constitute a Commodity Disruption Event; and

(3)

a suspension of or material limitation on trading on a Relevant Commodity Exchange for a Reference Commodity will not include any time when the Relevant Commodity Exchange for that Reference Commodity is closed for trading under ordinary circumstances.

For purposes of the above, “scheduled Commodity Trading Day” means a day, as determined in good faith by the Calculation Agent, on which trading is generally conducted on the Relevant Commodity Exchange applicable to the affected Reference Commodity.

Index Discontinuation / Alteration

For provisions governing modifications to the Reference Index or the Index Level in the event the Reference Index is discontinued or the method of its calculation is modified, see “The S&P®/ASX 200 Index—Discontinuation of the S&P®/ASX Index; Alteration of Method of Calculation” below.

Valuation Business Day:

Any day that is each of (a) a Scheduled Index Trading Day for the Reference Index, (b) a Currency Business Day for the Reference Currency and (c) a Commodity Business Day for the Reference Commodities.

Scheduled Index Trading Day:	Any day on which the Reference Index (or any successor index) is published by the Index Sponsor (or the publisher of such successor index) or otherwise determined by the Calculation Agent.
Currency Business Day:

Any day that is not a Saturday, a Sunday or a day on which banking institutions generally are authorized or obligated by law or executive order to be closed (including for dealings in foreign exchange in accordance with the market practice of the foreign exchange market) in London.

Commodity Business Day:

A day, as determined in good faith by the Calculation Agent, on which the Relevant Commodity Exchange for each Reference Commodity is scheduled to be (or, but for the occurrence of a Commodity Disruption Event, would have been) open for trading during its regular trading session (notwithstanding the Relevant Commodity Exchange closing prior to its scheduled closing time).

Business Days:	New York
Underwriter:	Lehman Brothers Inc.
Calculation Agent	Lehman Brothers Inc.
Denomination:	US$1,000 and integral multiples of US$1,000
Issue Type:	US MTN
Fees:		Price to Public(1)	Fees(2)	Proceeds to the Issuer
	Per note	$1,000.00	$25.00	$975.00
	Total	$2,000,000.00	$50,000.00	$1,950,000.00

(1)

The price to public includes Lehman Brothers Holdings Inc.’s cost of hedging its obligations under the notes through one or more of its affiliates, which includes such affiliates expected cost of providing such hedge as well as the profit the such affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

(2)

Lehman Brothers Inc. will receive commissions of $25.00 per $1,000.00 principal amount, or 2.50%, and may use all or a portion of these commissions to pay selling concessions or fees to other dealers. Lehman Brothers Inc. and/or an affiliate may earn additional income as a result of payments pursuant to any hedges.

Risk Factors

An investment in the notes entails certain risks not associated with an investment in conventional floating rate or fixed rate medium term notes.  See “Risk Factors” generally in MTN Prospectus.  For particular risks relating to an investment related to the Reference Currency, see “Risk Factors—Risks Relating to Currency-Indexed Notes” in the Series I MTN prospectus supplement.  In addition, the notes are subject to the further specific risks discussed below.

Risks Related to the Notes

The notes do not bear interest and your return on the notes at maturity is dependent on the Basket Return

The notes do not bear interest, and the return on the notes at maturity is dependent on the Basket Return, which in turn depends on the combined performance of the Reference Index, the Reference Currency and the Reference Commodities.  Because the notes do not bear interest, if the Basket Return is equal to or less than zero, the Additional Amount will be zero, and you will receive at maturity only the return of your principal invested, with no additional return.

The inclusion in the original issue price of the broker’s fee and Lehman Brothers Holdings Inc.’s cost of hedging its obligations under the notes through one or more of its affiliates is likely to adversely affect the value of the notes prior to maturity.

The original issue price of the notes includes the broker’s fee and Lehman Brothers Holdings Inc.’s cost of hedging its obligations under the notes through one or more of its affiliates.  Such cost includes such affiliates’ expected cost of providing a hedge, as well as the profit these affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which a broker will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price.  In addition, any such prices may differ from values determined by pricing models used by a broker, as a result of such compensation or other transaction costs.

The return on your notes may not reflect all developments in the Reference Index, the Reference Currency or the Reference Commodities.

The Additional Amount payable on the notes is dependent on the Basket Return, which in turn depends on the combined performance of the Reference Index, the Reference Currency and the Reference Commodities on the Valuation Date, a single Valuation Business Day near the end of the term of the notes.  As a result, the Index Level, the Reference Exchange Rate, the Copper Price and the Aluminum Price at other times during the term of the notes or at the Maturity Date could be higher than the Final Index Level, the Settlement Rate, the Final Copper Price and the Final Aluminum Price, respectively.  This difference could be particularly large if there is a significant decrease in the Index Level, the Reference Exchange Rate, the Copper Price and/or the Aluminum Price during the latter portion of the term of the notes or if there is significant volatility in the Reference Index, the Reference Currency and/or the Reference Commodities during the term of the notes, especially on dates near the Valuation Date.

Many factors affect the market value of the notes; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor.

The market value of the notes will be affected by factors that interrelate in complex ways. The effect of one factor may offset the increase in the market value of the notes caused by another factor and the effect of one factor may exacerbate the decrease in the market value of the notes caused by another factor.  For example, the market value of the notes will be affected by changes in the level of interest rates, the time to maturity of the notes (and any associated “time premium”) and the credit ratings of Lehman Brothers Holdings Inc.  In addition, the market value of the notes will also be affected by certain specific factors, which are described in the following paragraphs (along with the expected impact on the market value of the notes given a change in that specific factor, assuming all other conditions remain constant).

The Index Level, the Reference Exchange Rate and the prices of the Reference Commodities will affect the market value of the notes. It is expected that the market value of the notes will depend on the combined performance of the Reference Index, the Reference Currency and the Reference Commodities.  If you choose to sell your notes when the Index Level is at or below the Initial Index Level, the Reference Exchange Rate is at or below the Initial Currency Rate, the Copper Price is at or below the Initial Copper Price, and/or the Aluminum Price is at or below the Initial Aluminum Price, or when the market perceives an increased risk of this occurring, the trading price of the notes may be adversely affected.

The forward prices of the Reference Commodities may be lower than spot prices, which imply a decline in spot prices over time.   Your return on the notes depends, in part, on the Final Aluminum Price being greater than the Initial Aluminum Price and/or the Final Copper Price being greater than the Initial Copper Price, which in turn depends on the prices for Copper and Aluminum appreciating relative to the Initial Copper Price and Initial Aluminum Price, respectively.  However, the prices for Copper are currently in “backwardation”, meaning that the forward prices are currently lower than the spot prices, and which implies that the prices of the Copper are expected to decrease in the future.

Changes in the volatility of the Reference Index, the Reference Currency and the Reference Commodities are expected to affect the market value of the notes. Volatility is the term used to describe the size and frequency of price and/or market fluctuations. If the volatility of the Reference Index, the Reference Currency or the Reference Currencies increases or decreases, the market value of the notes may be adversely affected. The volatility of the Reference Index, the Reference Currency and the Reference Commodities are affected by a variety of factors, including governmental programs and policies, national and international political and economic events (including terrorist attacks and wars), changes in interest and exchange rates and trading activity in the Reference Index, the Reference Currency or the Reference Commodities and options, futures, forwards or other derivatives on the Reference Index, the Reference Currency or the Reference Commodities.

Suspension or disruptions of market trading in the commodity markets may adversely affect the value of the notes. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. These circumstances could adversely affect the prices of one or more of the Reference Commodities and, therefore, the value of your notes.

Active trading in options, futures contracts, options on futures contracts and underlying commodities may adversely affect the value of the notes.  Lehman Brothers Commodity Services Inc. and certain other affiliates of Lehman Brothers Holdings Inc. actively trade the Reference Commodities, futures contracts on the Reference Commodities on a spot and forward basis and other contracts and products in or related to the Reference Commodities and other derivative products (including futures contracts, options on futures contracts and options and swaps on the Reference Commodities).  Lehman Brothers Holdings Inc., Lehman Brothers Inc. or their affiliates may also issue or underwrite other financial instruments with returns indexed to one or more of the Reference Commodities or futures contracts on the Reference Commodities and derivative commodities. These trading and underwriting activities by Lehman Brothers Holdings Inc., Lehman Brothers Inc., Lehman Brothers Commodity Services Inc. or their affiliates, or by unaffiliated third parties, could adversely affect the prices of the Reference Commodities, which could in turn affect the return on and the value of the notes.

As a result of factors that impact the market value of the notes, selling the notes (or any fixed income investment) prior to maturity may result in a loss of principal invested.

You must rely on your own evaluation of the merits of an investment linked to the Reference Index, the Reference Currency and the Reference Commodities.

In the ordinary course of their businesses, affiliates of Lehman Brothers Holdings Inc. may from time to time express views on expected movements in the Index Level (or the equity securities that comprise the Reference Index), the Reference Exchange Rate and the price of the Reference Commodities. These views are sometimes communicated to clients who participate in the markets for the Reference Index (or the equity securities that comprise the Reference Index), the Reference Currency and the Reference Commodities. However, these views, depending upon worldwide economic, political and other developments, may vary over differing time horizons and are subject to change. Moreover, other professionals who deal in the markets for the Reference Index (or the equity securities that comprise the Reference Index), the Reference Currency and the Reference Commodities and other sectors may at any time have significantly different views from those of Lehman Brothers Holdings Inc. or its affiliates.  In connection with your purchase of the notes, you should investigate the Reference Index, the Reference Currency and the Reference Commodities and not rely on views which may be expressed by Lehman Brothers Holdings Inc. or its affiliates in the ordinary course of their businesses with respect to future movements of the Index Level (or the equity securities that comprise the Reference Index), the Reference Exchange Rate and the prices of the Reference Commodities.

You should make such investigation as you deem appropriate as to the merits of an investment linked to the Reference Index, the Reference Currency and the Reference Commodities.  Neither the offering of the notes nor any views which may from time to time be expressed by Lehman Brothers Holdings Inc. or its affiliates in the ordinary course of their businesses with respect to future movements of the Index Level (or the equity securities that comprise the Reference Index), the Reference Exchange Rate and the prices of the Reference Commodities constitutes a recommendation as to the merits of an investment in your notes.

Certain events may require a postponement in the Valuation Date for one or more of the Reference Index, the Reference Currency and/or the Reference Commodities and may adversely affect the value of the notes.

Certain events constitute Disruption Events under the terms of the notes.  For further information on these events, see “Disruption Events” above.  To the extent any of these events occurs with respect to one or more of the Reference Index, the Reference Currency and/or the Reference Commodities and remains in effect on the scheduled Valuation Date for the notes, the Valuation Date for the Reference Index, the Reference Currency and/or the Reference Commodities, as the case may be, may be postponed.  In the event the Valuation Date is delayed, the Basket Return, and therefore the Additional Amount (and related Redemption Amount ), may be lower, than what you may have anticipated based on the last available Index Level, Reference Exchange Rate and/or prices of the Reference Commodities, as the case may be, as of the scheduled Valuation Date.

Risks Related to the Reference Index

The Index Sponsor may adjust the Reference Index in a way that affects its level and adversely affects the value of the notes; the Index Sponsor has no obligation to consider your interests.

The Index Sponsor is responsible for calculating and maintaining the Reference Index.  Lehman Brothers Holdings Inc. is not affiliated with the Index Sponsor in any way (except for a licensing arrangement discussed below under “The S&P®/ASX 200 Index”) and has no way to control or predict the Index Sponsor’s actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Reference Index.

The Index Sponsor can add, delete or substitute the stocks underlying the Reference Index or make other methodological changes that could change the Index Level. You should realize that the changing of companies included in the Reference Index may affect the Index Level, and in turn the Basket Return, as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Reference Index.  Any of these actions could affect the Basket Return and adversely affect the value of your notes. The Index Sponsor has no obligation to consider your interests in calculating or revising the Reference Index. See “The S&P®/ASX 200 Index”.

Neither Lehman Brothers Holdings Inc. nor any of its affiliates assumes any responsibility for the adequacy or accuracy of the information about the Reference Index or the Index Sponsor in this term sheet. You, as an investor in the notes, should make your own investigation into the Reference Index and the Index Sponsor.

The Additional Amount and Redemption Amount will not be adjusted for changes in exchange rates that might affect the Reference Index.

Although the stocks composing the Reference Index are traded in currencies other than U.S. dollars, and the notes, which are linked in part to the Reference Index are denominated in U.S. dollars, the Additional Amount and Redemption Amount payable at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the stocks composing the Reference Index are denominated.  Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Additional Amount (and related Redemption Amount). The Additional Amount (if any) and Redemption Amount Lehman Brothers Holdings Inc. will pay in respect of the notes on the maturity date will be determined solely in accordance with the terms described above under “Redemption Amount”.

Lehman Brothers Holdings Inc. cannot control actions by the companies whose stocks or other equity securities are represented in the Reference Index.

Lehman Brothers Holdings Inc. is not affiliated with any of the other companies whose stock is represented in the Reference Index.  As a result, Lehman Brothers Holdings Inc. will have no ability to control the actions of such companies, including actions that could affect the value of the stocks underlying the Reference Index or your notes.  None of the Index Sponsor or any of the companies represented in the Reference Index will receive any of the money you pay to Lehman Brothers Holdings Inc. or will be involved in the offering of notes in any way. Neither those companies nor the Reference Index will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

You will have no shareholder rights in issuers of stocks underlying the Reference Index.

Investing in the notes is not equivalent to investing in the securities underlying the Reference Index.  As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the securities comprising the Reference Index would have.

Certain of Lehman Brothers Inc.’s, or its affiliates’, activities may adversely affect the value of your notes.

Lehman Brothers Inc. and/or certain of its affiliates may currently or in the future trade the stocks underlying the Reference Index, and other financial instruments related to the Reference Index and its component stocks on a regular basis, for their accounts and for other accounts under their management and such trading could affect the value of the notes.  Lehman Brothers Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Reference Index. To the extent that Lehman Brothers Inc. or one of its affiliates serves as issuer, agent or underwriter for such securities or financial instruments, Lehman Brothers Inc.’s or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of the Reference Index and, accordingly, could affect the value of the notes and the amount, if any, payable to you at maturity.

Lehman Brothers Inc. and/or certain of its affiliates may currently or from time to time engage in business with companies whose stocks are included in the Reference Index, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, Lehman Brothers Inc. and/or certain of its affiliates may acquire non-public information about the companies, and Lehman Brothers Inc. or such affiliates will not disclose any such information to you.

In addition, Lehman Brothers Inc. and/or certain of its affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Reference Index or the stocks that compose the Reference Index. By introducing competing products into the marketplace in this manner, Lehman Brothers Inc. and/or certain of its affiliates could adversely affect the value of the notes.

An investment in the notes is subject to risks associated with non-U.S. securities markets.

The stocks that constitute the Reference Index have been issued by non-U.S. companies. Investments in securities indexed to the value of such non-U.S. equity securities involve risks associated with the securities market in Australia, including risks of volatility in the Australian market, governmental intervention in that market and cross shareholdings in companies in Australia.  Also, there is generally less publicly available information about companies in Australia than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in Australia may be affected by political, economic, financial and social factors in Australia, including changes in government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economy in Australia may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Australia may be subjected to different and, in some cases, more adverse economic environments.

Your return on the notes, if any, generally will not reflect dividends on the common stocks or other equity securities of the companies in the Reference Index.

Your return on the notes, if any, will not reflect the return you would realize if you actually owned the stocks of the companies included in the Reference Index and received the dividends paid on those stocks. Rather, the Calculation Agent will calculate the Additional Amount (and related Redemption Amount) payable to you at maturity of the notes by reference, in part, to the Final Index Level, which reflects the prices of the stocks as calculated in the Reference Index without taking into consideration the value of dividends paid on those stocks.

Time differences between Sidney and Melbourne, on the one hand, and New York City, on the other, may create discrepancies in trading levels.

As a result of the time difference between Sidney and Melbourne (where the securities underlying the Reference Index trade) and New York City (where the notes may trade), there may be discrepancies between the level of the Reference Index and the trading prices of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in Sidney or Melbourne), as a result of which the level of the Reference Index remain unchanged for multiple trading days in New York City.

Risks Related to the Reference Commodities

An investment in the notes is subject to risks associated with the performance of the Reference Commodities

The Additional Amount payable on the notes is dependent on the Basket Return, which in turn depends in part on the performance of the Reference Commodities.  The prices of the Reference Commodities are primarily affected by the global demand for and supply of such Reference Commodities (including certain specific factors discussed below), but from time to time may also be significantly affected by speculative actions or currency exchange rates.  Demand for the Reference Commodities is significantly linked to the level of global economic activity, but is also influenced by other factors such as government regulations (including environmental or consumption policies) and growth in industrial production and gross domestic policy in emerging market countries, such as China, that have become oversized users of commodities.  In addition to general economic activity and demand, prices for a Reference Commodity can be influenced by political events and trade policies, as well as labor activity and supply disruptions in regions of the world that are major producers of the relevant Reference Commodity, all of which will tend to affect worldwide prices of a Reference Commodity, regardless of the location of the event.  It is impossible to predict what effect these factors will have on the value of any of the Reference Commodities and thus, the return on the notes.

In the event of sudden disruptions in the supplies of a Reference Commodity, such as those caused by war, natural events or accidents, prices of a Reference Commodity and futures contracts on a Reference Commodity could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon the introduction of new or previously withheld supplies of the Reference Commodities into the market or the introduction of substitute products or commodities.

In addition, the Reference Commodities are also subject to certain specific risks.

Specific factors affecting the price of Aluminum.  The price of aluminum is primarily affected by the global demand for and supply of aluminum, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for aluminum is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for aluminum in various applications. Their availability and price will also affect demand for aluminum. The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of such aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include transportation problems, labor strikes and shortages of power and raw materials.

Specific factors affecting the price of Copper.  The price of copper is primarily affected by the global demand for and supply of copper. Copper is a conductor of electricity, and one of the most significant applications for copper is the production of cable, wire and electrical products for both the electrical and building industries. Construction is another principal industrial application for copper, which is used in pipes for plumbing, heating, ventilation, and air conditioning, along with masonry wiring and sheet metal facing.   Demand for copper products in recent years has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and infrastructure development.  Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity.

The notes are not regulated by the CFTC or any other commodities regulatory authority.

The notes are debt securities that are direct obligations of Lehman Brothers Holdings Inc.  The net proceeds to be received by Lehman Brothers Holdings Inc. from the sale of the notes will not be used to purchase or sell the Reference Commodities, or futures contracts on the Reference Commodities on the Relevant Commodity Exchanges, for the benefit of holders of the notes. The notes are not themselves futures contracts, and an investment in the notes does not constitute either an investment in the Reference Commodities or futures contracts on Reference Commodities or in a collective investment vehicle that trades in the Reference Commodities or futures contracts on the Reference Commodities.

Unlike an investment in the notes, an investment in a collective investment vehicle that invests in commodities on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the Commodity Futures Trading Commission (“CFTC”) as a “commodity pool operator” (“CPO”). Because the notes are not interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, Lehman Brothers Holdings Inc. will not be registered with the CFTC as a CPO, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in commodities or who invest in regulated commodity pools.

The notes do not constitute investments by you in futures contracts traded on regulated futures exchanges.  Accordingly, you will not benefit from the CFTC’s or any other regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange.

There are specific risks you should consider relating to the trading of the Reference Commodities on the London Metal Exchange.

The price of each of the Reference Commodities will be determined by reference to the official cash delivery settlement price of the applicable Reference Commodity contract traded on the London Metal Exchange (the “LME”). The LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets, and certain features of regulated futures markets are not present in the context of LME trading. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract, weekly from three months to six months, and monthly thereafter up to 63, 27 and 15 months forward depending on the commodity (63 months forward for each of Aluminum and Copper), in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations are occurring on the Valuation Date, the Final Copper Price and/or the Final Aluminum Price and, therefore, the Basket Return and Redemption Amount, could be adversely affected.

Risks Related to the Reference Currency

As discussed above, please see “Risk Factors—Risks Relating to Currency-Indexed Notes” in the Series I MTN prospectus supplement for particular risks relating to an investment related to the Reference Currency.

UNITED STATES FEDERAL INCOME TAX TREATMENT

Lehman Brothers Holdings Inc. intends to treat the notes as contingent payment debt instruments, as described under “Supplemental United States Federal Income Tax Consequences—Contingent Payment Debt Instruments” in the Series I MTN prospectus supplement.

Lehman Brothers Holdings Inc. has determined that the comparable yield will be an annual rate of 6.20%, compounded semi-annually. You can obtain the projected payment schedule by submitting a written request to Lehman Brothers Holdings Inc. at the following address:

Controller’s Office

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, New York 10019

(212) 526-7000

THE S&P®/ASX 200 INDEX

Lehman Brothers Holdings Inc. has derived all information regarding the Reference Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Index Sponsor. Neither Lehman Brothers Holdings Inc. nor Lehman Brothers Inc. makes any representation or warranty as to the accuracy or completeness of such information.

You can obtain the level of the Reference Index at any time from the Bloomberg Financial Markets page “AS51 <Index> <GO>” or from the Standard & Poor’s (“S&P”) web site at www.standardandpoors.com. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this term sheet or any relevant terms.  Neither Lehman Brothers Holdings Inc. nor Lehman Brothers Inc. makes any representation or warranty as to the accuracy or completeness of such information.

S&P®/ASX 200 Index Composition and Maintenance

The Reference Index is comprised of 200 stocks selected by the Standard & Poor’s Australian Index Committee, including the S&P/ASX 100 Index stocks.  As of December 31, 2007, the Reference Index represented approximately 78% of the total market capitalization of the Australian market. The index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size. The Reference Index weights companies according to the Global Industry Classification Standard (GICS®)SM, which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios. It also enables meaningful comparisons of sectors and industries across regions. Sector indices are available for the Reference Index. Global Industry Classification Standard (GICS®)SM and GICS(SM) are service marks of S&P and Morgan Stanley Capital International Inc., and GICS® is a trademark of S&P and Morgan Stanley Capital International Inc.

Set forth below are the sector breakdowns of the securities included in the Reference Index as of June 26, 2008:

Sector Breakdown

Financials and Property	33.81%
Materials	29.53%
Consumer Staples	7.87%
Industrials	6.41%
Energy	8.63%
Consumer Discretionary	3.94%
Telecommunications Services	4.91%
Health Care	3.00%
Utilities	1.44%
Information Technology	0.46%

The Standard & Poor’s Australian Index Committee reviews constituents quarterly to ensure adequate market capitalization and liquidity. Both market capitalization and liquidity are assessed using the previous six months’ worth of data. Quarterly review changes take effect on the third Friday of December, March, June and September. The weighting of constituents in the Reference Index is determined by the free float assigned to each stock by the Index Sponsor. Each index constituent’s free float is reviewed as part of the March quarterly review.

Only stocks listed on the Australian Stock Exchange (“ASX”) are considered for inclusion in the Reference Index. Stocks are assessed based on the average of their previous six-month day-end free float adjusted market capitalization. Only stocks that are actively and regularly traded are considered for inclusion in the Reference Index. A stock’s liquidity is measured relative to its size peers. A minimum free float threshold of 30% exists for a stock to warrant inclusion in the Reference Index.

S&P®/ASX 200 Index Calculation

The Reference Index has a base value of 3,000. Calculation for the Reference Index is based on stock prices taken from the ASX and the index values are updated every 30 seconds as constituent prices change throughout the day. The official daily index closing values for price and accumulation indices are calculated after the market closes and are based on the last traded price for each constituent.

Discontinuation of the S&P®/ASX 200 Index; Alteration of Method of Calculation

The Index Sponsor has no obligation to continue to publish, and may discontinue the publication of, the Reference Index. If the Index Sponsor discontinues publication of the Reference Index and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Reference

Index (such index being referred to herein as a “Reference Successor Index”), then any Index Level will be determined by reference to the level of such Reference Successor Index at the close of trading on the Relevant Equity Exchange for the Reference Successor Index on the Valuation Date.

Upon any selection by the Calculation Agent of a Reference Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to Lehman Brothers Holdings Inc. and to the holders of the notes.

If the Index Sponsor discontinues publication of a Reference Successor Index prior to, and such discontinuation is continuing on, the Valuation Date and the Calculation Agent determines, in its sole discretion, that no Reference Successor Index is available at such time, or the Calculation Agent has previously selected a Reference Successor Index and publication of such Reference Successor Index is discontinued prior to, and such discontinuation is continuing on the Valuation Date, or if the Index Sponsor (or the publisher of any Reference Successor Index) fails to calculate and publish a closing level for the Reference Index (or any Reference Successor Index) on any date when it would ordinarily do so in accordance with its customary practice, then the Calculation Agent will determine the Index Level on such date. The Index Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Reference Index or Reference Successor Index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the Reference Index or the Reference Successor Index, as the case may be, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Reference Index or Reference Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the Reference Index or the Reference Successor Index, as applicable, may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the Relevant Equity Exchange at the scheduled weekday closing time of the regular trading session of the Relevant Equity Exchange.  If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings Inc. pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings Inc.’s obligations under the notes.

If at any time the method of calculating the Reference Index or a Reference Successor Index, or the level thereof, is changed in a material respect, or if the Reference Index or a Reference Successor Index is in any other way modified so that the Reference Index or such Reference Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Reference Index or such Reference Successor Index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on each date on which the Index Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the Reference Index or such Reference Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Level with reference to the Reference Index or such Reference Successor Index, as adjusted. Accordingly, if the method of calculating the Reference Index or a Reference Successor Index is modified so that the level of such Reference Index or Reference Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Reference Index), then the Calculation Agent will adjust such Reference Index in order to arrive at a level of the Reference Index or such Reference Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with S&P

Lehman Brothers Holdings Inc. is expected to enter into a non-exclusive license agreement with S&P, a division of The McGraw-Hill Companies, Inc., which grants Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies a license in exchange for a fee to use the Reference Index in connection with certain securities, including the notes.

The notes are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation, condition or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Reference Index to track general stock market performance. S&P’s only relationship to Lehman Brothers Holdings Inc. is the licensing of certain trademarks and trade names of S&P and of the Reference Index, which is determined, composed and calculated by S&P without regard to Lehman Brothers Holdings Inc. or the notes. S&P has no obligation to take the needs of Lehman Brothers Holdings Inc. or the owners of the notes into consideration in determining, composing or calculating the Reference Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P and ASX have no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE REFERENCE INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LEHMAN

BROTHERS HOLDINGS INC., HOLDERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE REFERENCE INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE REFERNCE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“STANDARD & POOR’S®”, “S&P®”, “S&P 500®” AND “500®” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND EXPECTED TO BE LICENSED FOR USE BY LEHMAN BROTHERS INC. AND SUB-LICENSED FOR USE BY LEHMAN BROTHERS HOLDINGS INC. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

INFORMATION ON ALUMINUM, COPPER AND THE RELEVANT COMMODITY EXCHANGE

Lehman Brothers Holdings Inc. has derived all information regarding the commodities futures markets and the LME from publicly available sources.  Information concerning the LME and Aluminum and Copper trading on the LME reflects the policies of, and is subject to change without notice by, the LME.  Neither Lehman Brothers Holdings Inc. nor Lehman Brothers Inc. makes any representation or warranty as to the accuracy or completeness of such information.

The Aluminum Price is published on Bloomberg page “LOAHDY” and on Reuters page RING=.

The Copper Price is published on Bloomberg page “LOCADY” and on Reuters page RING=.

The Commodity Futures Markets

An exchange-traded futures contract is a bi-lateral contract that provides for the future purchase and sale of a specified type and quantity of a commodity for a fixed price. The contract provides for a specified settlement month in which the commodity is to be delivered by the seller. Rather than settlement by physical delivery of the commodity, futures contracts may be settled for the cash value of the right to receive or sell the specified commodity on the specified date.

Futures contracts are traded on organized exchanges, known as “contract markets”, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house.  The clearing house guarantees the performance of each clearing member which is a party to a futures contract by, in effect, taking the opposite side of the transaction.  U.S. futures markets, as well as brokers and market participants, are subject to regulation by the CFTC.  Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities (such as the Financial Services Authority (FSA) in the United Kingdom).  Because the notes do not constitute futures contracts or commodity options, noteholders will not benefit from the aforementioned clearing house guarantees or the regulatory protections of the CFTC, the FSA or any other non-U.S. regulatory authority.

Information on Aluminum and Copper Trading on the LME

According to publicly available information, the LME was established in 1877 and is the principal metal exchange in the world on which contracts for delivery of aluminum and copper—as well as nickel, zinc, lead, tin and aluminum alloy—are traded. In contrast to U.S. futures exchanges, the LME operates as a principals’ market for the trading of forward contracts, and is therefore more closely analogous to over-the-counter physical commodity markets than futures markets. As a result, members of the LME trade with each other as principals and not as agents for customers, although such members may enter into offsetting “back-to-back” contracts with their customers.  Further, the LME does not require client orders to be exposed to the market via LME Select, inter-office dealing or the floor of the exchange trading, and LME members may, at their option (unless they have specific client instructions to the contrary) cross the order against their own book or that of another customer, rather than expose it to the market.  As a result price discovery will take place against LME members’ net exposures during the relevant LME second ring (as discussed below).

In addition, while futures exchanges permit trading to be conducted in contracts for monthly delivery in stated delivery months, LME contracts are be established for delivery on any day (referred to as a “prompt date”) from one day to three months following the date of contract, weekly from three months to six months, and monthly thereafter up to 63, 27 and 15 months forward (depending on the commodity).  Further, there are no price limits applicable to LME contracts, and prices could decline without limitation over a period of time. Trading is conducted on the basis of warrants that cover physical material held in listed warehouses.

The trading on the LME is transacted through open-outcry sessions on the LME floor, electronically on LME Select (the LME’s official electronic trading platform) and through inter-office dealing, which allows the LME to operate as a 24-hour market. Trading on the floor takes place in two sessions daily, from 11:45 a.m. to 1:05 p.m. and from 2:55 p.m. to 4:15 p.m., London time. The two sessions are each broken down into two rings made up of five minutes’ trading in each contract. After the second ring of the first session the official prices for the day are announced. Contracts may be settled by offset or delivery and can be cleared in U.S. dollars, pounds sterling, Japanese yen and euros.

The LME is not a cash-cleared market. Both inter-office and floor trading are cleared and guaranteed by a system run by the London Clearing House, whose role is to act as a central counterparty to trades executed between clearing members and thereby reduce risk and settlement costs. The LME is subject to regulation by the Financial Services Authority.

The Aluminum Price is the official settlement price of Aluminum for cash delivery, expressed as the USD price per metric ton of aluminum, as made public by the LME (subject to the occurrence of a Disruption Event).

Aluminum was introduced as a contract on the LME in December 1978 and today’s High Grade Primary Aluminum Contract began trading in August 1987.  Aluminum trades on the LME in units of 25 metric tons and the settlement price of Aluminum for cash delivery is the price for the contract, expressed as USD per metric ton, scheduled for same-day settlement.  Aluminum contracts on the LME may be established for delivery daily from one day (cash delivery) to three months, weekly on each Wednesday from three months to six months, and monthly on every third Wednesday from seven months to 63 months.

The Copper Price is the official settlement price of copper for cash delivery, expressed as the USD price per metric ton of copper, as made public by the LME (subject to the occurrence of a Disruption Event).

Copper has traded on the LME since its establishment.  The Copper contract traded on the LME was upgraded to High Grade Copper in November 1981 and again to the current Copper — Grade A contract in June 1986.  Copper trades on the LME in units of 25 metric tons and the settlement price of Copper for cash delivery is the price for the contract, expressed as U.S. dollars per metric ton, scheduled for same-day settlement.  Copper contracts on the LME may be established for delivery daily from one day (cash delivery) to three months, weekly on each Wednesday from three months to six months, and monthly on every third Wednesday from seven months to 63 months.

HISTORICAL INFORMATION

The following graphs show historical data for the Reference Index, the Reference Currency and the Reference Commodities at and for the periods specified below using historical data obtained from Bloomberg and Reuters; neither Lehman Brothers Inc. nor Lehman Brothers Holdings Inc. makes any representation or warranty as to the accuracy or completeness of this data.  The historical data on the Reference Index, the Reference Currency and the Reference Commodities is not necessarily indicative of the future performance of the Index Level, the Reference Exchange Rate, the prices of the Reference Commodities, the Basket Return or what the value of the notes may be.  Fluctuations in the Index Level, the Reference Exchange Rate and the prices of the Reference Commodities make it difficult to predict whether the Additional Amount will be payable at maturity, or what that Additional Amount, if any, may be.  Historical fluctuations in the Index Level, the Reference Exchange Rate and the prices of the Reference Commodities may be greater or lesser than those experienced by the holders of the notes.

Historical Information on the Reference Index

The following graph shows the closing Index Level at the end of each week in the period from the week ending June 20, 2003 through the week ending June 20, 2008.  For further information concerning the Reference Index, see “The S&P®/ASX Index” above.

S&P®/ASX 200 INDEX
Index Level
7,000
6,500
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
Jun-03
Dec-03
Jun-04
Dec-04
Jun-05
Dec-05
Jun-06
Dec-06
Jun-07
Dec-07
Jun-08

Historical Information on the Reference Currency

The following graph shows the spot exchange rate for the Reference Currency at the end of each week in the period from the week ending June 20, 2003 through the week ending June 20, 2008.

AUDUSD
USD AUD Exchange Rate
1.00
0.90
0.80
0.70
0.60
0.50
Jun-03
Dec-03
Jun-04
Dec-04
Jun-05
Dec-05
Jun-06
Dec-06
Jun-07
Dec-07
Jun-08

Historical Information on the Reference Commodities

Aluminum

The following graph shows the weekly Aluminum Price, expressed as the USD price per metric ton on the LME, from June 20, 2003 through the week ending June 20, 2008.  For further information concerning Aluminum, see “Information on Aluminum, Copper and the Relevant Commodity Exchange” above.

LOAHDY
4,000
3,500
3,000
2,500
2,000
1,500
1,000
US$ price
Jun-03
Dec-03
Jun-04
Dec-04
Jun-05
Dec-05
Jun-06
Dec-06
Jun-07
Dec-07
Jun-08

Copper

The following graph shows the weekly Copper Price, expressed as the USD price per metric ton on the LME, June 20, 2003 through the week ending June 20, 2008.  For further information concerning Copper, see “Information on Aluminum, Copper and the Relevant Commodity Exchange” above.

LOCADY Comdty
US$ price
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Jun-03
Dec-03
Jun-04
Dec-04
Jun-05
Dec-05
Jun-06
Dec-06
Jun-07
Dec-07
Jun-08

HYPOTHETICAL HISTORICAL BASKET RETURN

The following graph shows the hypothetical Basket Return based on the composite basket performance of the Reference Index, the Reference Currency and the Reference Commodities in the period from the week ending June 20, 2003 through the week ending June 20, 2008 using weekly data for the Reference Index, the Reference Currency and the Reference Commodities obtained from Reuters; neither Lehman Brothers Inc. nor Lehman Brothers Holdings Inc. makes any representation or warranty as to the accuracy or completeness of this data.  The Basket Return was indexed to a level of 0.0 on June 20, 2008 based upon the Index Level, the Reference Exchange Rate and the prices of the Reference Commodities determined on that date.  The composite value of the Reference Currency and Reference Index on any prior day was obtained by using the calculation of the Basket Return described above.  With respect to the Reference Currency, each of the spot exchange rates presented in the following graph is expressed as the number of units of Reference Currency per one U.S. dollar and is the inverse of the spot exchange rate used to calculate the Currency Return, which is expressed as the amount of U.S. dollars per unit of the Reference Currency.

Under the terms of the notes and for purposes of calculating the Redemption Amount, the Basket Return was indexed to a level of 0.0 on the Trade Date, based on the Initial Index Level, the Initial Currency Rate, the Initial Aluminum Price and the Initial Copper Price.

Basket Return

145%
120%
95%
70%
45%
20%
-5%
Percentage Returns
Jun-03
Dec-03
Jun-04
Dec-04
Jun-05
Dec-05
Jun-06
Dec-06
Jun-07
Dec-07
Jun-08

HYPOTHETICAL REDEMPTION AMOUNT PAYMENT EXAMPLES

If the Basket Return on the Valuation Date is greater than zero, the notes will pay at maturity a Redemption Amount equal to the principal amount of the notes plus an Additional Amount equal to the product of the principal amount and the Basket Return.  If the Basket Return on the Valuation Date is equal to or less than zero, the Additional Amount will be zero, and the notes will pay at maturity a Redemption Amount equal solely to the principal amount invested, with no additional return.

The following payment examples for this note shows scenarios for the Redemption Amount payable at maturity on a $1,000 note, including scenarios under which an Additional Amount will or will not be payable, based on a hypothetical range of performance for the Basket Return from 100% to -60% (which will be calculated on the Valuation Date).  The following results have been chosen arbitrarily for the purpose of the table below and should not be taken as indicative of the future performance of the Basket Return.

Basket Return*	Additional Amount (per $1,000 principal amount)	Redemption Amount (per $1,000 principal amount)

100%	$1,000	$2,000
90%	$900	$1,900
80%	$800	$1,800
70%	$700	$1,700
60%	$600	$1,600
50%	$500	$1,500
40%	$400	$1,400
30%	$300	$1,300
20%	$200	$1,200
10%	$100	$1,100

0%	$0	$1,000
–10%	$0	$1,000
–20%	$0	$1,000
–30%	$0	$1,000
–40%	$0	$1,000
–50%	$0	$1,000
–60%	$0	$1,000

* Basket Return = Weighted Index Return + Weighted Currency Return + Weighted Copper Return + Weighted Crude Oil Return

The examples below illustrate how the Basket Return, Additional Amount and Redemption Amount in the table above are calculated.  The below examples are based on values for the Initial Index Level of 5,307, the Initial Currency Rate of 0.9573, the Initial Aluminum Price of $3,024.50 and the Initial Copper Price of $8,551.00 (each of which was determined on the Trade Date) as well as hypothetical values for the Final Index Level, the Settlement Rate, the Final Aluminum Price and the Final Copper Price (each of which will be determined on the Valuation Date).  The following results are based solely on the hypothetical examples cited; the hypothetical values for the Reference Index, the Reference Currency and the Reference Commodities have been chosen arbitrarily for the purpose of these examples, are not associated with Lehman Brothers Research forecasts for the Index Level, the Reference Exchange Rate or prices of the Reference Commodities, respectively, and should not be taken as indicative of the future performance of the Index Level, the Reference Exchange Rate or the prices of the Reference Commodities, respectively.

Example 1:  The Final Index Level increases relative to the Initial Index Level, the Settlement Rate appreciates relative to the Initial Currency Rate, the Final Aluminum Price increases relative to the Initial Aluminum Price, and the Final Copper Price increases relative to the Initial Copper Price, resulting in a Basket Return of 79.28% and a Redemption Amount of $1,792.80.

Because the Basket Return is greater than zero, the Additional Amount is $792.80 (equal to the $1,000 principal amount times the Basket Return), and the Redemption Amount is equal to $1792.80 per $1,000 note (the principal amount of the note plus the Additional Amount).

As described above, the Basket Return equals the sum of the Weighted Index Return, Weighted Currency Return, Weighted Aluminum Return and Weighted Copper Return.  The tables below illustrate how the Weighted Index Return, Weighted Currency Return, Weighted Aluminum Return and Weighted Copper Return in the above example were calculated:

Initial Index Level (on Trade Date)	Final Index Level (on Valuation Date)	Index Weight	Index Return*	Weighted Index Return‡
5,307.00	10,000.00	33.34%	88.43%	29.48%

* Index Return = (Final Index Level – Initial Index Level) / Initial Index Level

‡ Weighted Index Return = Index Return × Index Weight

Initial Currency Rate (on Trade Date)	Settlement Rate (on Valuation Date)	Currency Weight	Currency Return*	Weighted Currency Return‡
0.9573	1.6000	33.34%	40.17%	13.39%

* Currency Return = (Settlement Rate – Initial Currency Rate) / Settlement Rate

‡ Weighted Currency Return = Currency Return × Currency Weight

Initial Aluminum Price (on Trade Date)	Final Aluminum Price (on Valuation Date)	Aluminum Weight	Aluminum Return*	Weighted Aluminum Return‡
3,024.50	7,000.00	16.66%	131.44%	21.90%

* Aluminum Return = (Final Aluminum Price – Initial Aluminum Price) / Initial Aluminum Price

‡ Weighted Aluminum Return = Aluminum Return × Aluminum Weight

Initial Copper Price (on Trade Date)	Final Copper Price (on Valuation Date)	Copper Weight	Copper Return*	Weighted Copper Return‡
8,551.00	16,000.00	16.66%	87.11%	14.51%

* Copper Return = (Final Copper Price – Initial Copper Price) / Initial Copper Price

‡ Weighted Copper Return = Copper Return × Copper Weight

Example 2:  The Final Index Level decreases relative to the Initial Index Level, the Settlement Rate depreciates relative to the Initial Currency Rate, the Final Aluminum Price decreases relative to the Initial Aluminum Price, and the Final Copper Price decreases relative to the Initial Copper Price, resulting in a Basket Return of –27.24% and a Redemption Amount of $1,000.

Since the Basket Return is less than zero, the Additional Amount is zero, and the Redemption Amount is equal to $1,000 per $1,000 note (the repayment of principal invested, with no additional return).

As described above, the Basket Return equals the sum of the Weighted Index Return, Weighted Currency Return, Weighted Aluminum Return and Weighted Copper Return.  The tables below illustrate how the Weighted Index Return, Weighted Currency Return, Weighted Aluminum Return and Weighted Copper Return in the above example were calculated:

Initial Index Level (on Trade Date)	Final Index Level (on Valuation Date)	Index Weight	Index Return*	Weighted Index Return‡
5,307.00	4,000.00	33.34%	–24.63%	–8.21%

* Index Return = (Final Index Level – Initial Index Level) / Initial Index Level

‡ Weighted Index Return = Index Return × Index Weight

Initial Currency Rate (on Trade Date)	Settlement Rate (on Valuation Date)	Currency Weight	Currency Return*	Weighted Currency Return‡
0.9573	0.7500	33.34%	–27.64%	–9.22%

* Currency Return = (Settlement Rate – Initial Currency Rate) / Settlement Rate

‡ Weighted Currency Return = Currency Return × Currency Weight

Initial Aluminum Price (on Trade Date)	Final Aluminum Price (on Valuation Date)	Aluminum Weight	Aluminum Return*	Weighted Aluminum Return‡
3,024.50	2,500.00	16.66%	–17.34%	–2.89%

* Aluminum Return = (Final Aluminum Price – Initial Aluminum Price) / Initial Aluminum Price

‡ Weighted Aluminum Return = Aluminum Return × Aluminum Weight

Initial Copper Price (on Trade Date)	Final Copper Price (on Valuation Date)	Copper Weight	Copper Return*	Weighted Copper Return‡
8,551.00	5,000.00	16.66%	–41.53%	–6.92%

* Copper Return = (Final Copper Price – Initial Copper Price) / Initial Copper Price

‡ Weighted Copper Return = Copper Return × Copper Weight

Example 3:  The Final Index Level increases relative to the Initial Index Level and the Settlement Rate appreciates relative to the Initial Currency Rate, while the Final Aluminum Price decreases relative to the Initial Aluminum Price and the Final Copper Price decreases relative to the Initial Copper Price, resulting in a Basket Return of 10.59% and a Redemption Amount of $1,105.90.

Since the Basket Return is greater than zero, the Additional Amount is $105.90 (equal to the $1,000 principal amount times the Basket Return), and the Redemption Amount is equal to $1,105.9 per $1,000 note (the principal amount of the note plus the Additional Amount).

As described above, the Basket Return equals the sum of the Weighted Index Return, Weighted Currency Return, Weighted Aluminum Return and Weighted Copper Return.  The tables below illustrate how the Weighted Index Return, Weighted Currency Return, Weighted Aluminum Return and Weighted Copper Return in the above example were calculated:

Initial Index Level (on Trade Date)	Final Index Level (on Valuation Date)	Index Weight	Index Return*	Weighted Index Return‡
5,307.00	7,000.00	33.34%	31.90%	10.64%

* Index Return = (Final Index Level – Initial Index Level) / Initial Index Level

‡ Weighted Index Return = Index Return × Index Weight

Initial Currency Rate (on Trade Date)	Settlement Rate (on Valuation Date)	Currency Weight	Currency Return*	Weighted Currency Return‡
0.9573	1.2500	33.34%	23.42%	7.81%

* Currency Return = (Settlement Rate – Initial Currency Rate) / Settlement Rate

‡ Weighted Currency Return = Currency Return × Currency Weight

Initial Aluminum Price (on Trade Date)	Final Aluminum Price (on Valuation Date)	Aluminum Weight	Aluminum Return*	Weighted Aluminum Return‡
3,024.50	2,500.00	16.66%	–17.34%	–2.89%

* Aluminum Return = (Final Aluminum Price – Initial Aluminum Price) / Initial Aluminum Price

‡ Weighted Aluminum Return = Aluminum Return × Aluminum Weight

Initial Copper Price (on Trade Date)	Final Copper Price (on Valuation Date)	Copper Weight	Copper Return*	Weighted Copper Return‡
8,551.00	6,000.00	16.66%	–29.83%	–4.97%

* Copper Return = (Final Copper Price – Initial Copper Price) / Initial Copper Price

‡ Weighted Copper Return = Copper Return × Copper Weight

Example 4:  The Final Index Level increases relative to the Initial Index Level and the Final Aluminum Price increases relative to the Initial Aluminum Price, while the Settlement Rate depreciates relative to the Initial Currency Rate and the Final Copper Price decreases relative to the Initial Copper Price, resulting in a Basket Return of –4.37% and a Redemption Amount of $1,000.

Since the Basket Return is less than zero, the Additional Amount is zero, and the Redemption Amount is equal to $1,000 per $1,000 note (the repayment of principal invested, with no additional return).

As described above, the Basket Return equals the sum of the Weighted Index Return, Weighted Currency Return, Weighted Aluminum Return and Weighted Copper Return.  The tables below illustrate how the Weighted Index Return, Weighted Currency Return, Weighted Aluminum Return and Weighted Copper Return in the above example were calculated:

Initial Index Level (on Trade Date)	Final Index Level (on Valuation Date)	Index Weight	Index Return*	Weighted Index Return‡
5,307.00	6,500.00	33.34%	22.48%	7.49%

* Index Return = (Final Index Level – Initial Index Level) / Initial Index Level

‡ Weighted Index Return = Index Return × Index Weight

Initial Currency Rate (on Trade Date)	Settlement Rate (on Valuation Date)	Currency Weight	Currency Return*	Weighted Currency Return‡
0.9573	0.7000	33.34%	–36.76%	–12.26%

* Currency Return = (Settlement Rate – Initial Currency Rate) / Settlement Rate

‡ Weighted Currency Return = Currency Return × Currency Weight

Initial Aluminum Price (on Trade Date)	Final Aluminum Price (on Valuation Date)	Aluminum Weight	Aluminum Return*	Weighted Aluminum Return‡
3,024.50	4,000.00	16.66%	32.25%	5.37%

* Aluminum Return = (Final Aluminum Price – Initial Aluminum Price) / Initial Aluminum Price

‡ Weighted Aluminum Return = Aluminum Return × Aluminum Weight

Initial Copper Price (on Trade Date)	Final Copper Price (on Valuation Date)	Copper Weight	Copper Return*	Weighted Copper Return‡
8,551.00	6,000.00	16.66%	–29.83%	–4.97%

* Copper Return = (Final Copper Price – Initial Copper Price) / Initial Copper Price

‡ Weighted Copper Return = Copper Return × Copper Weight